EXHIBIT 10.1

Date July 16th 2003

Loan Amount

:

$

Due

:

7/16/05 (Two years from above date of note)

FOR VALUE RECEIVED, AML Communications, Inc. promises to pay “Party” the sum of $                 , with interest at the rate of eight (8) per cent per year.

Interest is to be paid quarterly in arrears in the sum of $                 , with principal payable in total on 7/16/05.

Note is pre-payable in any amount, without penalty at any time.

/s/ Jacob Inbar
Jacob Inbar
President & CEO
AML Communications, Inc.